  As filed with the Securities and Exchange Commission on September 15, 2000.
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                     MDU COMMUNICATIONS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                              84-1342898
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification Number)

           108 - 11951 HAMMERSMITH WAY, RICHMOND, B.C., CANADA, V7A 5H9
               (Address, including zip code, of registrant's
                          principal executive offices)

             THE 2000 INCENTIVE STOCK OPTION PLAN (ISO & NON-ISO)
                            (Full title of the plan)

                               ROBERT A. BIAGIONI
                             CHIEF FINANCIAL OFFICER
                     MDU COMMUNICATIONS INTERNATIONAL, INC.
                            108-11951 HAMMERSMITH WAY
                         RICHMOND, B.C., CANADA, V7A 5H9
                                 (604) 277-8150

                          Copies of communications to:

                                WILLIAM G. PUSCH
                              EUGENIE D. MANSFIELD
                           DAVIS WRIGHT TREMAINE, LLP
                               2600 CENTURY SQUARE
                               1501 FOURTH AVENUE
                         SEATTLE, WASHINGTON 98101-1688
                                 (206) 622-3150

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                                         Proposed Maximum
Title of Securities to       Amount to be         Maximum Offering      Aggregate Offering          Amount of
     be Registered           Registered (1)       Price Per Share            Price(2)           Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common stock underlying
 options                       4,000,000                 (2)              $16,545,441.42            $4,368.00
-----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase the Company's common stock, or pursuant to the anti-dilution provisions of the Company's 2000 Incentive Stock Option Plan (ISO and Non-ISO) (the "Plan"). This Registration Statement also covers, pursuant to Rule 416(a), any increases in the number of shares offered under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the
(a) actual exercise prices of options, ranging from $1.00 to $5.00, to acquire 3,495,860 shares of the Company's common stock which have been granted under the Plan, and (b) upon the average of the high and low prices of the common stock on September 14, 2000, as quoted on the Over-the-Counter Bulletin Board, with respect to 504,140 shares of common stock as to which options have not been granted as of the date of filing this Registration Statement.

                                    PART I *
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed with the Securities and Exchange Commission (the "SEC") by MDU Communications International, Inc. (the "Company") and are incorporated by reference into this Registration Statement:

     1. The Company's Registration Statement on Form 10-SB filed with the SEC on May 12, 1999, and all amendments thereof.

     2. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999.

     3. The Company's Form SB-2 Registration Statement (No. 333-35820) filed with the SEC on April 28, 2000, and Amendment No. 1 to the Form SB-2 filed with the SEC on June 30, 2000, as to the description of the Company's securities.

     4. All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the financial statements in the Annual Report referred to in paragraph 2 above.

     5. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification by a company of any of its directors, officers, or employees,
(i) in any action other than an action by or on behalf of such company, for any reasonable expenses, judgment, fine or settlement payment incurred by the person as a director, officer or employee of such company, and (ii) in an action by or on behalf of a company, for reasonable expenses and settlement payment incurred by the person as a director, officer or employee of such company, both on condition of a determination by shareholders or a majority of the disinterested board members of such company (or an independent counsel in a written opinion if there are not enough disinterested directors to constitute a quorum) that the person at issue acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of such company, or that with respect to a criminal proceeding, the person reasonably believed that such person's conduct was lawful.

     Section 145 mandates indemnification by a company of directors, officers, and employees for reasonable expenses if in the case of either (i) or (ii) above, a director, officer or employee is successful in his or her defense whether on the merits or otherwise, but prohibits indemnification in (ii) above if a director, officer or employee is found to be liable or owes settlement payment to a company.

     The Company's Bylaws require mandatory indemnification of its directors and officers to the fullest extent permitted by Delaware law, and permit indemnification to its employees to the same extent. The Company's Certificate of Incorporation restricts the personal liability of its directors to the fullest extent permitted by Delaware law.

     The Company has purchased an officers and directors liability insurance policy which provides for insurance of directors and officers of the Company against certain liabilities they may incur in their capacities as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

       No.      Exhibits
       ---      --------

       4.1      Certificate of Incorporation(1)

       4.2(a)   Bylaws(1)

       4.2(b)   Amendment to Bylaws(2)

       4.3      The 2000 Incentive Stock Option Plan (ISO & Non-ISO)(3)

       5.1      Opinion of Davis Wright Tremaine LLP(3)

      23.1      Consent of Deloitte & Touche LLP(3)

      23.2      Consent of Counsel (included in Exhibit 5.1)(3)

      24        Power of Attorney(3)

------------
(1) Incorporated by reference to Form 10-SB filed with the SEC on May 12, 1999.
(2) Incorporated by reference to Form 10-KSB filed with the SEC on December 27, 1999.
(3) Filed with this Registration Statement.

ITEM 9. UNDERTAKINGS

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, Canada, on September 15, 2000.

                                         MDU COMMUNICATIONS INTERNATIONAL, INC.

                                         By: /s/ Robert a. Biagioni
                                             --------------------------------
                                             Robert A. Biagioni
                                             Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on September 15, 2000.

         SIGNATURE                                   TITLE

Robert A. Biagioni             Director and Chief Financial Officer (Principal
                                 Accounting Officer)
J.E. (Ted) Boyle               Director
Robert Dyck                    Director
Douglas G. Hooper              Director
Sheldon B. Nelson              Director, President and Chief Executive Officer
                                 (Principal Executive Officer)


     Robert A. Biagioni, by signing his name below, signs this document in his capacity as a director and pursuant to powers of attorney duly executed by the persons named above, filed as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated. Such persons include a majority of the directors of the Company.

                                         /s/  Robert a. Biagioni
                                         -----------------------------------
                                         Robert A. Biagioni
                                         Attorney-in-Fact

                                INDEX TO EXHIBITS

       No.      Exhibits
       ---      --------

       4.1      Certificate of Incorporation(1)

       4.2(a)   Bylaws(1)

       4.2(b)   Amendment to Bylaws(2)

       4.3      The 2000 Incentive Stock Option Plan (ISO & Non-ISO)(3)

       5.1      Opinion of Davis Wright Tremaine LLP(3)

      23.1      Consent of Deloitte & Touche LLP(3)

      23.2      Consent of Counsel (included in Exhibit 5.1)(3)

      24        Power of Attorney(3)


-------------
(1) Incorporated by reference to Form 10-SB filed with the SEC on May 12, 1999.
(2) Incorporated by reference to Form 10-KSB filed with the SEC on December 27, 1999.
(3) Filed with this Registration Statement.